EXHIBIT (j)(15)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the reference to us under the heading "Other Service Providers" in this Post-Effective Amendment No. 85 to the Registration Statement on Form N-1A for the Eaton Vance Special Investment Trust ("Registration Statement") with regard to Eaton Vance Investment Grade Income Fund.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts April 26, 2007